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                                                                    EXHIBIT 23.3




                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 24, 2001 and March 26, 2001, included in the Proxy Statement of The Stanley Works that is made a part of the Registration Statement Form (No.333-00000) S-4 and Prospectus of The Stanley Works for the registration of 92,000,000 shares of its common stock.

                                                      /s/Ernst & Young LLP

Hartford, Connecticut
February 7, 2002